Exhibit 99.1

THE HOME DEPOT ANNOUNCES THIRD QUARTER RESULTS;

INCREASES QUARTERLY DIVIDEND BY 16%; UPDATES CAPITAL ALLOCATION PRINCIPLES AND LIFTS FISCAL YEAR 2011 GUIDANCE

ATLANTA, November 15, 2011 — The Home Depot®, the world’s largest home improvement retailer, today reported third quarter of fiscal 2011 net earnings of $934 million, or $0.60 per diluted share, compared with net earnings of $834 million, or $0.51 per diluted share, in the same period of fiscal 2010. For the third quarter of fiscal 2011, diluted earnings per share increased 17.6 percent from the prior year.

Sales for the third quarter totaled $17.3 billion, a 4.4 percent increase from the third quarter of fiscal 2010. Comparable store sales for the third quarter of fiscal 2011 were positive 4.2 percent, and comp sales for U.S. stores were positive 3.8 percent.

“Our third quarter was driven by strength in our core categories and storm-related sales as well as strong operating performance,” said Frank Blake, chairman & CEO. “We will continue to invest in our core initiatives to provide customers with exceptional customer service and great product values. I would like to thank our associates for their hard work and dedication.”

Dividend Increase

The Company today announced that its board of directors declared a 16 percent increase in its quarterly dividend to 29 cents per share. “As a reflection of our progress on the Company’s strategic initiatives, the board increased the dividend for the second time this year and has established new capital allocation targets in support of our commitment to create value for our shareholders,” said Blake. The dividend is payable on December 15, 2011, to shareholders of record on the close of business on December 1, 2011. This is the 99th consecutive quarter the Company has paid a cash dividend.

Capital Allocation Principles

Combined with today’s third quarter earnings announcement, the Company updated its capital allocation principles:

•	Dividend Principle: Targeting a dividend payout ratio of approximately 50 percent, up from a prior target of 40 percent.
•

Share Repurchase Principle: After meeting the needs of the business, will use excess cash to repurchase shares, with the intent of completing the remaining $6.8 billion of share repurchases under its current authorization by the end of fiscal 2014.

•	Return on Invested Capital Principle: Maintain a high return on invested capital, with a goal of reaching 15 percent (before share repurchases) by the end of fiscal 2013.

Targeted Capital Structure

The Company announced that it will target a total adjusted debt/EBITDAR ratio of 2.0x. Total adjusted debt includes debt on the balance sheet plus 8x operating rents and certain contingent liabilities, while EBITDAR is defined as earnings before interest, taxes, depreciation, amortization and rent expense.

Updated Fiscal 2011 Guidance

The Company confirmed that it expects fiscal 2011 sales will be up approximately 2.5 percent from fiscal 2010. Based on its year-to-date performance and outlook for the balance of the year, the Company raised its fiscal 2011 diluted earnings-per-share guidance and now expects diluted earnings-per-share to grow by approximately 18 percent to $2.38 for the year.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the third quarter, the Company operated a total of 2,246 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces, Mexico and China. The Company employs more than 300,000 associates. The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, net sales growth, comparable store sales, state of the economy, state of the residential construction, housing and home improvement markets, state of the credit markets, including mortgages, home equity loans and consumer credit, inventory and in-stock positions, commodity price inflation and deflation, implementation of store and supply chain initiatives, continuation of reinvestment plans, net earnings performance, earnings per share, stock-based compensation expense, capital allocation and expenditures, liquidity, the effect of adopting certain accounting standards, return on invested capital, management of our purchasing or customer credit policies, the effect of accounting charges, the planned recapitalization of the Company and the timing of its completion, the ability to issue debt on terms and at rates acceptable to us, store openings and closures, expense leverage, guidance for fiscal 2011 and beyond and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You are cautioned not to rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 30, 2011.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:

Financial Community	News Media
Diane Dayhoff	Ron DeFeo
Vice President of Investor Relations	Senior Director of Corporate Communications
770-384-2666	770-384-3179
diane_dayhoff@homedepot.com	ron_defeo@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS AND NINE MONTHS ENDED OCTOBER 30, 2011 AND OCTOBER 31, 2010

(Unaudited)

(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended		% Increase	Nine Months Ended		% Increase
	10-30-11	10-31-10	(Decrease)	10-30-11	10-31-10	(Decrease)
NET SALES	$17,326	$16,598	4.4%	$54,381	$52,871	2.9%
Cost of Sales	11,365	10,913	4.1	35,716	34,810	2.6

GROSS PROFIT	5,961	5,685	4.9	18,665	18,061	3.3

Operating Expenses:
Selling, General and Administrative	3,956	3,837	3.1	12,151	12,042	0.9
Depreciation and Amortization	390	400	(2.5)	1,183	1,217	(2.8)

Total Operating Expenses	4,346	4,237	2.6	13,334	13,259	0.6

OPERATING INCOME	1,615	1,448	11.5	5,331	4,802	11.0

Interest and Other (Income) Expense:
Interest and Investment Income	(4)	(4)	—	(9)	(11)	(18.2)
Interest Expense	162	146	11.0	452	439	3.0
Other	—	—	—	—	51	(100.0)

Interest and Other, net	158	142	11.3	443	479	(7.5)

EARNINGS BEFORE PROVISION FOR INCOME TAXES	1,457	1,306	11.6	4,888	4,323	13.1

Provision for Income Taxes	523	472	10.8	1,779	1,572	13.2

NET EARNINGS	$934	$834	12.0%	$3,109	$2,751	13.0%

Weighted Average Common Shares	1,540	1,637	(5.9)%	1,572	1,657	(5.1)%
BASIC EARNINGS PER SHARE	$0.61	$0.51	19.6	$1.98	$1.66	19.3

Diluted Weighted Average Common Shares	1,548	1,646	(6.0)%	1,581	1,667	(5.2)%
DILUTED EARNINGS PER SHARE	$0.60	$0.51	17.6	$1.97	$1.65	19.4

SELECTED HIGHLIGHTS	Three Months Ended		% Increase	Nine Months Ended		% Increase
	10-30-11	10-31-10	(Decrease)	10-30-11	10-31-10	(Decrease)
Number of Customer Transactions	325.3	321.6	1.2%	1,014.5	1,013.3	0.1%
Average Ticket (actual)	$53.03	$51.47	3.0	$53.50	$52.11	2.7
Weighted Average Weekly Sales
per Operating Store (in thousands)	$590	$567	4.1	$620	$603	2.8
Square Footage at End of Period	235	235	—	235	235	—
Capital Expenditures	$351	$282	24.5	$820	$689	19.0
Depreciation and Amortization (1)	$416	$426	(2.3)%	$1,265	$1,292	(2.1)%

(1)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF OCTOBER 30, 2011, OCTOBER 31, 2010 AND JANUARY 30, 2011

(Unaudited)

(Amounts in Millions)

	10-30-11	10-31-10	1-30-11
ASSETS
Cash and Cash Equivalents	$2,234	$1,425	$545
Receivables, net	1,384	1,295	1,085
Merchandise Inventories	10,717	10,993	10,625
Other Current Assets	1,143	1,363	1,224

Total Current Assets	15,478	15,076	13,479

Property and Equipment, net	24,532	25,050	25,060
Goodwill	1,072	1,180	1,187
Other Assets	417	435	399

TOTAL ASSETS	$41,499	$41,741	$40,125

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable	$5,669	$5,714	$4,717
Accrued Salaries and Related Expenses	1,227	1,168	1,290
Current Installments of Long-Term Debt	44	1,023	1,042
Other Current Liabilities	3,646	3,455	3,073

Total Current Liabilities	10,586	11,360	10,122

Long-Term Debt	10,739	8,752	8,707
Other Long-Term Liabilities	2,405	2,514	2,407

Total Liabilities	23,730	22,626	21,236

Total Stockholders' Equity	17,769	19,115	18,889

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$41,499	$41,741	$40,125

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED OCTOBER 30, 2011 AND OCTOBER 31, 2010

(Unaudited)

(Amounts in Millions)

	Nine Months Ended
	10-30-11	10-31-10
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$3,109	$2,751
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,265	1,292
Stock-Based Compensation Expense	157	161
Changes in Working Capital and Other	1,160	(218)

Net Cash Provided by Operating Activities	5,691	3,986

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(820)	(689)
Proceeds from Sale of Business, net	101	—
Other	36	65

Net Cash Used in Investing Activities	(683)	(624)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Long-Term Borrowings, net of discount	1,994	998
Repayments of Long-Term Debt	(1,021)	(1,023)
Repurchases of Common Stock	(3,056)	(1,974)
Cash Dividends Paid to Stockholders	(1,187)	(1,184)
Other	(27)	(183)

Net Cash Used in Financing Activities	(3,297)	(3,366)

Change in Cash and Cash Equivalents	1,711	(4)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(22)	8
Cash and Cash Equivalents at the Beginning of the Period	545	1,421

Cash and Cash Equivalents at the End of the Period	$2,234	$1,425